Exhibit 10.15

CLIFFORD	CLIFFORD CHANCE WONG PTE LTD
CHANCE
WONG
DATED 08 MAY 2008
MI ENERGY CORPORATION
as Assignor
and
STANDARD BANK ASIA LIMITED
as Security Trustee

ASSIGNMENT OF FEEL LOAN AGREEMENT

THIS ASSIGNMENT is made as a deed on 08 May 2008
BETWEEN:
(1)	MI ENERGY CORPORATION, a corporation organised and existing under the laws of the Cayman Islands and having an office at: c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (the “Assignor”); and

(2)	STANDARD BANK ASIA LIMITED as security trustee of the Secured Parties on the terms and conditions set out in the Facility Agreement (the “Security Trustee”).
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Assignment:

“Assigned Property” means the rights and property expressed to be assigned in Clause 3 (Assignment).

“Collateral Rights” means all rights, powers and remedies of the Security Trustee provided by or pursuant to this Assignment or by law.

“Facility Agreement” means the facility agreement dated 29 October 2007 between the Assignor, as borrower, the Arranger, the Agent, the Security Trustee the Technical Bank, the Account Bank and the Lenders (as amended by a waiver and amendment letter dated 23 November 2007 and as may be further amended, varied, novated or supplemented from time to time).

“FEEL Loan Agreement” means the agreement dated on or about the date of this Assignment evidencing the intercompany loan between MI Energy Corporation as lender and Far East Energy Limited as borrower.

“Notice of Assignment” means a notice of assignment substantially in the form of Schedule 1 (Form of Notice of Assignment).

“Secured Obligations” means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

1.2	Terms defined in other Finance Documents

Unless defined in this Assignment or the context otherwise requires, a term defined in the Facility Agreement or in any other Finance Document has the same meaning in this Assignment or any notice given under or in connection with this Assignment, as if all references in such defined terms to the Facility Agreement or other Finance Document were a reference to this Assignment or such notice.

1.3	Construction

Clause 1.2 (Construction) of the Facility Agreement will apply as if incorporated in this Assignment or in any notice given under or in connection with this Assignment, as if all references in such Clauses to the Facility Agreement were a reference to this Assignment or such notice.

1.4	Third party rights

A person who is not a party to this Assignment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Assignment.

1.5	Designation as Security Document

In accordance with the Facility Agreement, the Security Trustee (acting on the instructions of the Agent) and the Assignor designate this Assignment as a Security Document.

2	COVENANT TO PAY

The Assignor covenants with the Security Trustee to discharge each of the Secured Obligations on their due date in accordance with their respective terms.

3	ASSIGNMENT

3.1	The Assignor assigns absolutely and with full title guarantee to the Security Trustee all of its right, title and interest, present and future, in, under and to the FEEL Loan Agreement including, without limitation, all present and future claims, causes of action, payments and proceeds in respect thereof.

3.2	The Security Trustee shall not be under any obligation in relation to the FEEL Loan Agreement as a consequence of this Assignment and the Assignor shall at all times remain liable to perform all obligations expressed to be assumed by it in respect of the FEEL Loan Agreement.

4	NOTICES OF ASSIGNMENT

The Assignor shall promptly deliver to the Security Trustee a Notice of Assignment duly executed by or on behalf of the Assignor and shall procure that the Notice of Assignment is acknowledged by the person to whom it is delivered.

5	FURTHER ADVANCES

Subject to the terms of the Facility Agreement the Lenders are under an obligation to make further advances to the Assignor and that obligation shall be deemed to be incorporated into this Assignment as if set out in this Assignment.

6	ASSIGNOR’S REPRESENTATIONS

The Assignor represents and warrants to the Security Trustee on the date specified above and on each day for the duration of this Assignment that:
(a)	the FEEL Loan Agreement is in full force and effect, enforceable in accordance with its terms and at the date specified above it is not in breach of any term or condition of the FEEL Loan Agreement;

(b)	there are no restrictions on the Assignor’s ability to assign all or any of its rights under the FEEL Loan Agreement;

(c)	it is, and will be, the sole legal and beneficial owner of the Assigned Property; and

(d)	other than by way of this Assignment or as permitted pursuant to the Facility Agreement, it has not sold or otherwise disposed of, or created, granted or permitted to subsist any security interest over, all or any of its right, title and interest in the Assigned Property.
7	ASSIGNOR’S UNDERTAKINGS

The Assignor undertakes to the Security Trustee for the duration of this Assignment that it shall:
(a)	not sell, assign, transfer or otherwise dispose of all or any part of the Assigned Property;

(b)	not create, grant or permit to subsist any Security over all or any of its right, title and interest in the Assigned Property;

(c)	promptly notify the Security Trustee of any circumstances which give rise, or may reasonably be expected to give rise, to a claim on or under the Assigned Property;

(d)	not vary, rescind or amend the FEEL Loan Agreement except with the prior written consent of the Security Trustee;

(e)	promptly comply with its obligations in respect of the FEEL Loan Agreement;

(f)	not take or omit to take any action which might result in (i) the alteration or impairment of any rights in the Assigned Property; (ii) any default of any of its obligations in respect of the FEEL Loan Agreement; (iii) any right to terminate the FEEL Loan Agreement becoming exercisable by the counterparty thereto; and

(g)	not exercise any rights of counterclaim or set-off arising in respect of the FEEL Loan Agreement.

8	ENFORCEMENT

8.1	After the occurrence of an Event of Default which is continuing, the security created by or pursuant to this Assignment is immediately enforceable and the Security Trustee may, without notice to the Assignor or prior authorisation from any court, in its absolute discretion:
(a)	exercise in relation to the FEEL Loan Agreement all of the rights of an absolute owner;

(b)	assign any or all of the Assigned Property to any person on such terms as the Security Trustee considers appropriate; and

(c)	collect, recover or compromise, and give a good discharge for, any moneys paid or payable to the Assignor under or in respect of the Assigned Property, and enforce (in any way whatsoever including, without limitation, by way of instituting proceedings in the Assignor’s name) any rights or claims arising under or in respect of the Assigned Property.
8.2	The power of sale or other disposal in Clause 8.1 shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Assignment. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Assignment or to any exercise by the Security Trustee of its right to consolidate mortgages or its power of sale.

8.3	A certificate in writing by an officer or agent of the Security Trustee that the power of sale or disposal has arisen and is exercisable shall be conclusive evidence of that fact in favour of a purchaser of all or any part of the Assigned Property.

9	FURTHER ASSURANCE

9.1	The Assignor shall promptly at its own cost do all such acts or execute all such documents (including the execution and delivery of any Notice of Assignment) that the Security Trustee may reasonably specify (and in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)) for the purpose of (a) exercising the Collateral Rights, (b) securing and perfecting its security over or title to all or any part of the Assigned Property or (c) facilitating any dealings by the Security Trustee pursuant to the powers granted to the Security Trustee under this Assignment.

9.2	The Assignor shall as soon as practicable upon the execution of this Assignment enter particulars of the security interests created pursuant to this Assignment in its register of mortgages and charges to comply with section 54 of the Companies Law (as amended) of the Cayman Islands.

10	POWER OF ATTORNEY

10.1	Appointment and powers
(a)	The Assignor, by way of security, irrevocably appoints the Security Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the Assignor is obliged to do under this Assignment but has failed to do that the Security Trustee may consider to be necessary for (a) carrying out any obligation imposed on the Assignor under this Assignment or (b) exercising any of the Collateral Rights;

(b)	The Assignor shall ratify and confirm all things done and all documents executed by the Security Trustee in the exercise of that power of attorney.
10.2	Ratification

The Assignor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers.

11	RECEIVER

11.1	After the occurrence of an Event of Default or if a petition or application is presented for the making of an administration order in relation to or for the judicial management of the Assignor or if any person who is entitled to do so gives written notice of its intention to appoint an administrator or judicial manager of the Assignor or files such a notice with the court, the Security Trustee may by writing (acting through an authorised officer of the Security Trustee) without prior notice to the Assignor appoint one or more persons to be receiver (“Receiver”) of the whole or any part of the Assigned Property (each such person being (a) entitled to act individually as well as jointly and (b) for all purposes deemed to be the agent of the Assignor).

11.2	In addition to the powers of the Security Trustee conferred by Clause 8.1, each person appointed pursuant to Clause 11.1 shall have, in relation to the part of the Assigned Property in respect of which he was appointed, all the powers (a) conferred by the Law of Property Act 1925 on a receiver appointed under that Act, (b) of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not such person is an administrative receiver) and (c) (if such person is an administrative receiver) all the other powers exercisable by an administrative receiver in relation to the Assignor by virtue of the Insolvency Act 1986.

12	EFFECTIVENESS OF SECURITY

12.1	The security created by this Assignment and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee over the whole or any part of the Assigned Property shall merge into the security constituted by this Assignment.

12.2	This Assignment shall remain in full force and effect as a continuing security for the Secured Obligations unless and until the Secured Obligations have been discharged in full and none of the Secured Parties is under any further actual or contingent obligation to make advances or provide other financial accommodation to the Assignor under any of the Finance Documents (unless discharged earlier by the Security Trustee).

12.3	No failure on the part of the Security Trustee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of a Collateral Right prevent any further or other exercise of that or any other Collateral Right.

12.4	If, at any time, any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability of (a) the remaining provisions of this Assignment and (b) such provision under the law of any other jurisdiction shall not in any way be affected or impaired thereby.

12.5	None of the Security Trustee, its nominee(s) or any receiver appointed pursuant to this Assignment shall be liable by reason of (a) taking any action permitted by this Assignment, (b) any neglect or default in connection with the Assigned Property or (c) the taking possession or realisation of all or any part of the Assigned Property, except in the case of gross negligence or wilful default upon its part.

13	RELEASE OF SECURITY

13.1	Upon the Secured Obligations being irrevocably paid or discharged in full, and the Security Trustee and the Secured Parties having no further actual or contingent obligations to make advances or provide other financial accommodation to the Assignor or any other person under the Finance Documents, the Security Trustee shall, at the request and cost of the Assignor, (such cost, if any, to be reasonably incurred), promptly reassign to the Assignor the Assigned Property and deliver such written notices to any party on whom the Notice of Assignment is served as the Assignor may reasonably require without recourse to, and without any representations or warranties by, the Security Trustee or any of its nominee(s).

13.2	If the Security Trustee considers that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Assignor under this Assignment and the security constituted by this Assignment shall continue and such amount shall not be considered to have been irrevocably paid.

13.3	Notwithstanding any discharge, release or settlement from time to time between any Secured Party and the Assignor, if any security, disposition or payment granted or made to any Secured Party in respect of the Secured Obligations by an Obligor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding up, composition or arrangement for the time being in force or for any other reason, the Security Trustee shall, in its sole and absolute discretion, be entitled (to the extent possible under applicable law) hereafter to enforce this Assignment as if no such discharge, release or settlement had occurred.

14	SUBSEQUENT INTERESTS AND ACCOUNTS

If the Security Trustee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Assigned Property, all payments made by the Assignor to the Security Trustee or any of the Secured Parties after that time shall be treated as having been credited to a new account of the Assignor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received notice.

15	CURRENCY CONVERSION

For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any money received, recovered or realised or subject to application by it under this Assignment from one currency to another, as the Security Trustee thinks fit, and any such conversion shall be effected at the Security Trustee’s spot rate of exchange for the time being for obtaining such other currency with the first currency.

16.	APPLICATION OF MONEYS

All moneys received or recovered by the Security Trustee or any Receiver under this Assignment shall be applied in the order set out in clause 40.1 (Order of application) of the Facility Agreement.

17	ASSIGNMENT

17.1	Successors

This Assignment shall be binding upon and shall inure to the benefit of each party and its direct or subsequent legal successors, permitted transferees and assigns.

17.2	Security Trustee Successors

This Assignment shall remain in effect despite any amalgamation or merger (however effected) relating to the Security Trustee; and references to the Security Trustee shall include any assignee or successor in title of the Security Trustee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Trustee under this Assignment or to which, under such laws, those rights and obligations have been transferred.

17.3	Disclosure

The Security Trustee shall be entitled to disclose such information concerning the Assignor, this Assignment, and the FEEL Loan Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

18	NOTICES

Any communication to be made under or in connection with this Assignment shall be made in accordance with the terms of the Facility Agreement.

19	LAW

This Assignment is governed by English law.

20	ENFORCEMENT

20.1	Jurisdiction of English Courts
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment (including a dispute regarding the existence, validity or termination of this Assignment) (a “Dispute”).

(b)	The parties agree that the English courts are the most appropriate and convenient courts to settle Disputes between them and, accordingly, no party will argue to the contrary.

(c)	This Clause 20 is for the benefit of the Security Trustee only. As a result and notwithstanding Clause 20.1 (a), it does not prevent the Security Trustee from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Trustee may take concurrent proceedings in any number of jurisdictions.
20.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Assignor:
(a)	irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with this Assignment; and

(b)	agrees that failure by an agent for service of process to notify the Assignor of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF this Assignment has been signed on behalf of the Security Trustee and executed as a deed by the Assignor and is intended to be and is hereby delivered by it as a deed on the date specified above.

SCHEDULE 1
Form of Notice of Assignment
To:      Far East Energy Limited
Date:                      May 2008
Dear Sirs
Notice of Assignment
1.	We hereby give you notice that we have assigned to Standard Bank Asia Limited (the “Security Trustee”) pursuant to an assignment entered into by us in favour of the Security Trustee dated May 2008 all our right, title and interest in and to the intercompany loan agreement dated May 2008 between ourselves as lender and yourselves as borrower (the “Agreement”) including all moneys which may be payable in respect of the Agreement.

2.	With effect from your receipt of this notice, you are authorised and instructed, without requiring further approval from us, to provide the Security Trustee with such information relating to the Agreement as it may from time to time reasonably request and to send copies of all notices issued by you under the Agreement to the Security Trustee as well as to us.

3.	With effect from your receipt of a notice from the Security Trustee that the security constituted by the assignment dated May 2008 in respect of the Agreement between ourselves and the Security Trustee is enforceable:
(a)	all payments by you to us under or arising from the Agreement (the “Payments”) shall be made to the Security Trustee or to its order as it may specify in writing from time to time;

(b)	all remedies provided for in the Agreement or available at law or in equity shall be exercisable by the Security Trustee;

(c)	all rights to compel performance of the Agreement shall be exercisable by the Security Trustee although we shall remain liable to perform all the obligations assumed by us under the Agreement; and

(d)	all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Agreement shall belong to the Security Trustee.
4.	These instructions may not be revoked, nor may the terms of the Agreement be amended, varied, waived or terminated, without the prior written consent of the Security Trustee.

5.	Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to the Security Trustee at 36th Floor, Two Pacific Place, 88 Queensway, Hong Kong marked for the attention of “Head of Loans Administration”.

6.	This notice is governed by English law.
Yours faithfully,

For and on behalf of
MI ENERGY CORPORATION

Acknowledgement
[On copy only:
To:      Standard Bank Asia Limited as Security Trustee
We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits in and to the Agreement and that we will comply with the terms of the notice from the Assignor.
We acknowledge receipt of instructions from you in connection with the assignment of the Agreement and confirm that we shall act in accordance with them until we receive written notification from you to the contrary.
For and on behalf of
FAR EAST ENERGY LIMITED

By:

Dated:

SIGNATURE PAGES TO
ASSIGNMENT OF FEEL LOAN AGREEMENT

The Assignor
EXECUTED AS A DEED by MI	)	/s/ Forrest Dietrich

ENERGY CORPORATION:	)	Duly Authorised Signatory
)
	)	Name:	Forrest Dietrich
)
	)	Title:	CEO
)
In the presence of:

/s/ Signature of witness

Name:

Address:	Suite 402, Building C. Grand Place, 5 Huizhong Road. Chaoyang District, Beijing 10011, P.R.C

Occupation:	Business Assistant
(Note: These details are to be completed
in the witness’s own handwriting.)

SIGNATURE PAGES TO
ASSIGNMENT OF FEEL LOAN AGREEMENT
The Security Trustee
STANDARD BANK ASIA LIMITED

By: Name:	/s/ John Alexander Linde Wixley John Alexander Linde Wixley
Title:	Director